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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







      As independent public accountants, we hereby consent to the incorporation by reference in Form S-8 Registration Statements (Nos. 33-66672 and 33-66674) pertaining to the 1988 Stock Option Plan and the 1991 Stock Option Plan of JMAR Industries, Inc., Form S-3 Registration Statements (Nos. 33-47390 and 33-96848) and Form S-8 Registration Statements (Nos. 333-10923 and 333-10925) of our report dated March 27, 1998 with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of JMAR Industries, Inc.




                                                  /s/ Arthur Andersen LLP
                                                  ---------------------------
                                                  ARTHUR ANDERSEN LLP



San Diego, California
March 27, 1998